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                                                                   EXHIBIT 23.1



                    [Letterhead of Coopers & Lybrand L.L.P.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of American Superconductor Corporation on Form 10K/A Amendment No. 1, of our report dated May 9, 1997, on our audits of the consolidated financial statements of American Superconductor Corporation as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997, which report is included in the Form 10K of American Superconductor Corporation.


                                              /s/ Coopers & Lybrand L.L.P.
                                              COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
July 2, 1997